ACB Analytics Inc
1111 West Hastings Street
Suite 320
Vancouver, BC, V6B 6A7

May 18, 2007

CYOP Systems International Inc
Golden Cross House,
8 Duncannon Street,
Strand,
London
WC2N 4JF
United Kingdom

Attention: Patrick Smyth, CEO

Dear Mr. Smyth,

Effective immediately, I hereby resign as Chief Financial Officer, Principal Financial Officer, Secretary and Treasurer of CYOP Systems International Inc and all its subsidiaries and affiliates.

I will file a Form 8-K with the US Securities and Exchange Commission, and update the files of the Nevada Secretary of State.

The balance of $13,058.71 is due and payable at this time by CYOP to myself for services rendered since December 2006.

I will be pleased to arrange the transfer of all books and records to my successor upon request.

Best regards,

Canon Bryan,
Managing Director,
ACB Analytics Inc